List of Subsidiaries of CapLease, Inc.

As of December 31, 2010

Entity	State of Incorporation or Formation
Caplease, LP	Delaware
CLF OP General Partner LLC	Delaware
Caplease Services Corp.	Delaware
CLF Ridley Park Business Trust	Virginia
CLF VA Ponce LLC	Delaware
CLF 1000 Milwaukee Avenue LLC	Delaware
CLF 555 N Daniels Way LLC	Delaware
CLF Bobs Randolph LLC	Delaware
KDC Busch Boulevard LLC	Delaware
Columbia Pike I, LLC	Delaware
CLF Parsippany LLC	Delaware
Caplease Credit LLC	Delaware
EVA LLC	Delaware
CapLease Investment Management, LLC	Delaware
Caplease CDO 2005-1, Ltd.	Cayman Islands
Caplease CDO 2005-1 Corp.	Delaware
WG Investors New Jersey Trust	Delaware
CA Portsmouth Investment Trust	Delaware
CLF Herndon LLC	Delaware
CLF Aliso Viejo Business Trust	Virginia
CLF Rapp Irving LP	Delaware
CLF Rapp Irving GP LLC	Delaware
CLF Tollway Plano LP	Delaware
CLF Tollway Plano GP LLC	Delaware
CLF DEA Birmingham LLC	Delaware
CLF FBI Birmingham LLC	Delaware
CLF EPA Kansas City LLC	Delaware
CLF OSHA Sandy LLC	Delaware
CLF SSA Austin LP	Delaware
CLF SSA Austin GP LLC	Delaware
KDC Norman Woods Business Trust	Virginia
CLF 6116 GP LLC	Delaware

Entity	State of Incorporation or Formation
Capital Property Associates Limited Partnership	Maryland
CLF Sylvan Way LLC	Delaware
CLF EPA Member LLC	Delaware
CLF OSHA Member LLC	Delaware
CLF Mercer Island LLC	Delaware
CLF Electric Road Roanoke LLC	Delaware
CLF McCullough Drive Charlotte LLC	Delaware
Caplease Statutory Trust I	Delaware
CLF Red Lion Road Philadelphia Business Trust	Virginia
CLF South Monaco Denver LLC	Delaware
CLF Greenway Drive Lawrence LLC	Delaware
CLF Noria Road Lawrence LLC	Delaware
CLF New Falls Business Trust	Virginia
Caplease Debt Funding, LP	Delaware
CLF TW Milwaukee LLC	Delaware
CLF Wyomissing Business Trust	Virginia
CLF FBI Albany LLC	Delaware
CLF Fresno Business Trust	Virginia
CLF Grassmere Nashville LLC	Delaware
CLF Arlington LP	Delaware
CLF Arlington GP LLC	Delaware
CLF JCI Florida LLC	Delaware
CLF Simi Valley Business Trust	Virginia
CLF Galena Simi Business Trust	Virginia
CLF Yolo County Business Trust	Virginia
CLF Fort Worth LP	Delaware
CLF Forth Worth GP LLC	Delaware
CLF Holding Company, LLC	Delaware
CLF Real Estate LLC	Delaware
Walters Connecticut Venture Trust	N.A.
PREFCO II GP LLC	Delaware
PREFCO II Limited Partnership	Connecticut

Entity	State of Incorporation or Formation
PREFCO Dix-Neuf LLC	Connecticut
PREFCO Nineteen Limited Partnership	Connecticut
CLF Landmark Omaha LLC	Delaware
CLF Dodge Omaha LLC	Delaware
CLF Fort Wayne LLC	Delaware
CLF Lathrop Business Trust	Virginia
CLF Breinigsville Holding Company LLC	Delaware
PREFCO Fifteen GP LLC	Connecticut
PREFCO Fifteen Holdings Limited Partnership	Connecticut
PREFCO Quinze LLC	Connecticut
CLF Breinigsville Business Trust	Virginia
CapLease 2007-STL LLC	Delaware
CLF Cane Run Louisville, LLC	Delaware
CLF Cooper Franklin LLC	Delaware